UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 13, 2010

GENERAL MOTORS COMPANY

(Exact Name of Registrant as Specified in its Charter)

333-160471	DELAWARE	27-0756180
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 13, 2010 the Board of Directors of General Motors Company (“GM”) appointed Cynthia A. Telles as a member of the Board. Like the other members of the Board, Dr. Telles will receive an annual retainer of $200,000 for her service on the Board, as well as the use of a company vehicle and related personal accident insurance. She has not been named to any committees of the Board.

Dr. Telles’ husband, Robert Hertzberg, is a partner in the global law firm of Mayer Brown LLP, which has provided legal representation to GM in connection with various matters for many years. GM anticipates that it will continue to engage Mayer Brown to provide legal counsel from time to time as appropriate. In 2009, GM paid Mayer Brown approximately $1.3 million for legal services. Mr. Hertzberg has not personally worked on any GM matters.

Item 9.01.	Financial Statements and Exhibits

Number	Description

99	Press Release dated April 13, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)

Date: April 19, 2010	By:	/S/ NICK S. CYPRUS
Nick S. Cyprus
Vice President, Controller and Chief Accounting Officer